CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS U.S. GOVERNMENT PLUS FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (File Nos. 002-94932 and 811-04181) of our report dated February 3, 2003 relating to the December 31, 2002 financial statements of First Investors U.S. Government Plus Fund, which are included in said Registration Statement.



                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 25, 2003